Exhibit 77(Q1)

Exhibits

(a)(1)   Articles Supplementary dated February 27, 2008 regarding the creation of the Index Solutions Portfolios to the Articles of Incorporation of ING Partners Inc. –  Filed herein.

(a)(2)   Articles of Amendment dated April 28, 2008 regarding the dissolution of ING JPMorgan International Portfolio, ING Legg Mason Partners Large Cap Growth Portfolio, ING Lord Abbett U.S. Government Securities Portfolio and ING Neuberger Berman Regency Portfolio – Filed herein.

(e)(1)   Amended Schedule A and Schedule B effective March 1, 2008 to the Investment Advisory Agreement between ING Partners, Inc. and ING Life Insurance and Annuity Company – Filed as an exhibit to Post-Effective Amendment No. 36 to Registrant’s Form N-1A Registration Statement on March 3, 2008 and incorporated herein by reference.

(e)(2)   Third Amendment and Amended Schedule A, each dated March 12, 2008 to the Sub-Advisory Agreement between Directed Services LLC and Pacific Investment Management Company LLC dated March 12, 2002 –  Filed herein.